UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2020

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Option and Restricted Stock Unit Grants

On February 5, 2020, the Board of Directors (the “Board”) of Karyopharm Therapeutics Inc. (the “Company”), upon recommendation of the Compensation Committee (the “Compensation Committee”), approved the following equity awards: (i) an option to purchase 153,500 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and 57,200 restricted stock units (“RSUs”) to Michael Kauffman, M.D., Ph.D., Chief Executive Officer, (ii) an option to purchase 153,500 shares of Common Stock and 57,200 RSUs to Sharon Shacham, Ph.D., M.B.A., President and Chief Scientific Officer, (iii) an option to purchase 81,200 shares of Common Stock and 30,300 RSUs to Christopher B. Primiano, Executive Vice President, Chief Business Officer, General Counsel and Secretary, and (iv) an option to purchase 87,600 shares of Common Stock and 32,600 RSUs to Michael Mason, Senior Vice President, Chief Financial Officer and Treasurer. Each of the options and the RSUs were granted effective as of February 5, 2020 and made pursuant to the Company’s 2013 Stock Incentive Plan. The option exercise price is $18.00 per share, which is the fair market value per share on the date of grant and is equal to the closing price of the Common Stock on the Nasdaq Global Select Market on February 5, 2020. The options vest as to 25% of the shares underlying the option on the first anniversary of the date of grant, with the remainder vesting in equal increments over 36 additional months. Each RSU represents the right to receive one share of Common Stock upon vesting of the RSU. The RSUs vest as to 25% of the total number of RSUs on each of the first anniversary of the grant date and the three successive anniversaries of the grant date thereafter.

Other Compensation

On February 5, 2020, upon recommendation of the Compensation Committee, the Board approved for Drs. Kauffman and Shacham and Messrs. Primiano and Mason, performance-based bonus payments for 2019, and new annual base salaries for 2020, effective January 1, 2020, as set forth in the table below:

Name	2019 Bonus		2020 Annual Salary
Michael G. Kauffman, M.D., Ph.D.
Chief Executive Officer	$363,693		$625,000
Sharon Shacham, Ph.D., M.B.A.
President and Chief Scientific Officer	$250,648		$483,000
Christopher B. Primiano
Executive Vice President, Chief Business Officer, General Counsel and Secretary	$175,979		$432,000
Michael Mason
Senior Vice President, Chief Financial Officer and Treasurer	$140,702	*	$415,000

*	Amount prorated for the period from Mr. Mason’s date of hire (February 25, 2019) through December 31, 2019.

The Compensation Committee recommended, and the Board approved, the following target bonus amounts for 2020 for Drs. Kauffman and Shacham and Messrs. Primiano and Mason as a percentage of the annual base salaries for 2020: 60% for Dr. Kauffman, 50% for Dr. Shacham and 40% for Messrs. Primiano and Mason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: February 7, 2020	By:	/s/ Christopher B. Primiano
Christopher B. Primiano
Executive Vice President, Chief Business Officer, General Counsel and Secretary